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                                                                    Exhibit 10.1


                               SECOND AMENDMENT TO
                   SECOND AMENDED AND RESTATED PROMISSORY NOTE

      THIS SECOND AMENDMENT (THE "AMENDMENT") TO THE SECOND AMENDED AND RESTATED PROMISSORY NOTE (THE "NOTE") IS MADE AS OF THE 19TH DAY OF OCTOBER 2003, BY CLC HEALTHCARE, INC., A NEVADA CORPORATION (FORMERLY KNOWN AS LTC HEALTHCARE, INC., FORMERLY KNOWN AS LTC EQUITY HOLDING COMPANY, INC.), AS MAKER ("MAKER"), IN FAVOR OF LTC PROPERTIES, INC., A MARYLAND CORPORATION, AS PAYEE ("PAYEE") WHICH NOTE FOR $20,000,000.00 DATED JUNE 8, 2001 SUPERSEDED AND REPLACED THAT CERTAIN AMENDED AND RESTATED PROMISSORY NOTE DATED MARCH 30, 1998 MADE BY MAKER IN FAVOR OF PAYEE, WITH REFERENCE TO THE FOLLOWING FACTS:

                                    RECITALS

      A. As of the date hereof, Maker certifies, acknowledges and agrees the outstanding principal balance of the Note is $8,867,082.74 as of September 30, 2003.

      B. Payee and certain of its wholly-owned subsidiaries, as landlord, and certain wholly owned subsidiaries of Maker (hereinafter "Subsidiaries"), as lessee, are parties to certain leases. Maker's Subsidiaries have failed to make rental payments as and when due up through September 30, 2003 under such leases in the total amount of $2,400,000.00, and has requested, and Payee has agreed, to forbear from exercising Payee's rights and remedies under such leases with respect to such rental payments;

      C. Payee and Healthcare Holdings, Inc. ("HHI"), its wholly-owned subsidiary, have requested a waiver of Provision 5 "Change of Control" in the Note and Provision 7 "Change of Control" in the Promissory Note, as amended, between Payee and HHI only for the purpose of allowing Payee to satisfy certain conditions to the Agreement and Plan of Merger among Payee, Center Healthcare, Inc. and CHMS, Inc. dated October 6, 2003.

      D. For good and valuable consideration, including without limitation, Payee's agreement to reduce the interest rate and amend interest terms, extend the due date and waive the provisions noted in C above, Maker is executing and delivering this Amendment to Payee.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Maker and Payee agree as follows:

      1. Recitals and Definitions. The above recitals are incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Note and/or Security Documents.

      2. Amount. The Note is hereby amended to a principal balance at September 30, 2003 of $8,867,082.74. Such amount includes Principal in the amount of $6,069,310.00, accrued interest of $397,772.74 and unpaid rents of $2,400,000.00. In installments as herein stated, for value received, Maker hereby promises to pay to the order of Payee, at Payee's principal place of business in Malibu, California, or such other place as Payee may from time to time designate, the


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principal balance, with interest accruing on the principal amount from time to time outstanding from the date hereof to and including the Maturity Date (as defined below) at a rate equal to (i) Eight Percent (8%) per annum calculated in the manner noted in 4(a) below. Principal shall be pre-payable at any time. All principal and accrued but unpaid interest shall be due on or before October 1, 2008 (the "Maturity Date"). Principal, interest and all other sums due hereunder shall be payable in lawful money of the United States.

      3. This Amendment converts the Note from a secured line of credit to a secured term note in the principal amount of $8,867,082.74 as of September 30, 2003.

      4. Payments.

            (a) Payments of Interest. Payments of interest only under the Note shall be made in the following manner (i) for the period from October 1, 2003 through September 30, 2004 the Note will accrue to principal paid-in-kind interest at the rate of 8% per annum, compounded monthly, therefore accruing to a balance of $9,603,046.23 in principal at September 30, 2004 and (ii) beginning October 1, 2004 interest shall be paid quarterly in arrears, at a rate of 8% per annum, compounded monthly, thereby establishing January 1, 2005 as the first cash interest payment date.

            (b) Payments on Maturity Date. Assuming no acceleration by Payee and no prepayment in full of the Loan by Maker, on the Maturity Date, Maker shall pay to Payee the entire outstanding principal balance, accrued and unpaid interest and any and all other outstanding charges, fees or amounts owing to Payee by Maker under the Note.

      Paragraph 5 of the First Amendment to the Note, entitled "Restrictive Covenants," is hereby deleted and replaced by the language as set forth in this Paragraph 5:

      5. Restrictive Covenants. Maker hereby covenants and agrees with Payee that, for so long as the obligations of Maker under the Note remain outstanding, or Payee has any obligation to make advances under the Note, Maker will comply with all of the following:

            (a) Maker will not, and will not permit any subsidiary of Maker to, create, assume, incur or suffer to exist any lien or encumbrance of any kind, upon all or any portion of the Collateral (as defined in the Security Documents).

            (b) Maker will not, and will not permit any subsidiary to, directly or indirectly, incur, create, issue, assume, purchase or suffer to exist any debt, other than debt under the Note.

            (c) Maker will not, and will not permit any subsidiary to (i) lease, assign or sell all or substantially all of its property or business to any other Person (as hereinafter defined), (ii) merge or consolidate with or into any other Person, (iii) purchase or lease or otherwise acquire all or substantially all of the assets of any other Person, (iv) sell, transfer, pledge or otherwise dispose of capital stock in any of its subsidiaries, (v) liquidate, suspend or dissolve its business operations, (vi) change its name, identity or corporate, partnership or other structure, or (vii) change the current principal place of business or chief executive office, in each case without the prior written consent of Payee.


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      6. No Further Changes. Except as expressly set forth in this Amendment, the Note remains unchanged and in full force and effect and is hereby ratified and affirmed. If there is any inconsistency between the provisions, terms and conditions of this Amendment and the provisions, terms and conditions of the Note, the provisions, terms and conditions of this Amendment shall prevail in each and every instance.

      7. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Signatures on this Amendment conveyed via facsimile transmission shall be binding upon the parties who signed the Amendment.

      8. No Waiver of Default(s). To the extent any Event of Default exists under the Note as of the date hereof (or any event has occurred, which with the giving of notice or the passage of time would constitute an Event of Default), the making and entering into this Amendment shall not be deemed to be a waiver by Payee of any such Event of Default (or any event which, with the giving of notice or the passage of time, would constitute an Event of Default). Payee reserves all of its rights and remedies pertaining to any such Event(s) of Default and/or default(s).

      9. Governing Law. This Amendment shall be governed by the laws of the state of California.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    MAKER:

                                    CLC HEALTHCARE, INC.,
                                    A NEVADA CORPORATION



                                    By:     /s/ Andrew Kerr
                                            ---------------------------------
                                    Name:   Andrew Kerr
                                    Its:    Chief Financial Officer

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